Exhibit 99.2

VERENIUM CORPORATION

INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

On September 2, 2010, Verenium Corporation (“Verenium” or the “Company”) announced that it had completed the closing under the asset purchase agreement dated July 14, 2010 (the “Asset Purchase Agreement”) by and between Verenium and BP Biofuels North America LLC (“BP”), pursuant to which BP purchased Verenium’s cellulosic biofuels business (the “LC Business”) for gross cash consideration of $98.3 million and subject to a working capital adjustment, as defined. Pursuant to the Asset Purchase Agreement, the LC Business includes certain assets and liabilities of Verenium Corporation and the stock of Verenium Biofuels Corporation (“VBC”), a wholly-owned subsidiary of Verenium, including VBC’s 50% interest in Galaxy Biofuels LLC (“Galaxy”) and Highlands Ethanol, LLC (dba Vercipia Biofuels) (“Vercipia”), which were both established through existing joint ventures with BP.

Verenium has identified Galaxy as a variable interest entity for which Verenium is the primary beneficiary. Therefore, the Company’s historical consolidated financial statements include the financial position and results of operations of Galaxy. Through December 31, 2009, Verenium identified Vercipia as a variable interest entity for which Verenium is the primary beneficiary. Therefore, the Company’s historical consolidated financial statements through December 31, 2009 include the financial position and results of operations of Vercipia.

Following the closing of the transaction, Verenium no longer beneficially owns any assets, rights and properties of the LC Business, and therefore no longer consolidates the financial results of the LC Business.

The accompanying unaudited pro forma condensed consolidated statements of operations for the three and six months ended June 30, 2010 and 2009 give effect to the disposition of the LC Business as if it had been consummated at the beginning of the periods presented. The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 gives effect to the disposition of the LC Business as if it had been consummated as of June 30, 2010, including the impact of net cash proceeds related to the disposition.

The historical financial information on which the pro forma statements are based is included in Verenium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed on March 16, 2010, and Verenium’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which was filed on August 9, 2010. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions which may not be indicative of the results of operations that would have occurred had the disposition been completed at the dates indicated or what the results will be for any future periods. The unaudited pro forma consolidated statements of operations do not include the gain or loss that Verenium may recognize for the sale of the LC Business if the transaction was completed at the beginning of the periods presented.

VERENIUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2010

(In thousands, except per share data)

		Pro Forma Adjustments
	Historical	Adjustments Related to Sale of LC Business		Unaudited Pro Forma Statement of Operations
Revenues:
Product	$13,290	$—		$13,290
Grant	6,299	(6,299)		—
Collaborative	460	(69)		391

Total revenue	20,049	(6,368	)(a)	13,681
Operating expenses
Cost of product revenue	8,830	—		8,830
Research and development	12,975	(11,784	)(b)	1,191
Selling, general and administrative	7,491	(1,165	)(c)	6,326

Total operating expenses	29,296	(12,949)		16,347

Loss from operations	(9,247)	6,581		(2,666)
Interest and other expense, net	(2,127)	—		(2,127)
Loss on net change in fair value of derivative assets and liabilities	(786)	—		(786)

Net loss	(12,160)	6,581		(5,579)
Less: Loss attributed to noncontrolling interest in consolidated entities	7,675	(7,675	)(d)	—

Net loss attributed to Verenium Corporation	$(4,485)	$(1,094)		$(5,579)

Basic and diluted net loss per share	$(0.37)	$(0.09)		$(0.45)

Weighted average shares used in computing basic and diluted net loss per share	12,273	12,273		12,273

VERENIUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2010

(In thousands, except per share data)

		Pro Forma Adjustments
	Historical	Adjustments Related to Sale of LC Business		Unaudited Pro Forma Statement of Operations
Revenues:
Product	$24,852	$—		$24,852
Grant	7,037	(7,037)		—
Collaborative	1,191	(139)		1,052

Total revenue	33,080	(7,176	)(a)	25,904
Operating expenses
Cost of product revenue	15,346	—		15,346
Research and development	29,974	(27,385	)(b)	2,589
Selling, general and administrative	15,189	(2,185	)(c)	13,004

Total operating expenses	60,509	(29,570)		30,939

Loss from operations	(27,429)	22,394		(5,035)
Interest and other expense, net	(4,107)	—		(4,107)
Gain on debt extinguishment upon conversion of convertible debt	598	—		598
Loss on net change in fair value of derivative assets and liabilities	(718)	—		(718)

Net loss	(31,656)	22,394		(9,262)
Less: Loss attributed to noncontrolling interest in consolidated entities	15,175	(15,175	)(d)	—

Net loss attributed to Verenium Corporation	$(16,481)	$7,219		$(9,262)

Basic and diluted net loss per share	$(1.35)	$(0.59)		$(0.76)

Weighted average shares used in computing basic and diluted net loss per share	12,165	12,165		12,165

VERENIUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2009

(In thousands, except per share data)

		Pro Forma Adjustments
	Historical	Adjustments Related to Sale of LC Business		Unaudited Pro Forma Statement of Operations
Revenues:
Product	$10,499	$—		$10,499
Grant	4,474	(4,474)		—
Collaborative	1,318	(69)		1,249

Total revenue	16,291	(4,543	)(a)	11,748
Operating expenses
Cost of product revenue	7,450	—		7,450
Research and development	16,132	(14,755	)(b)	1,377
Selling, general and administrative	10,865	(2,773	)(c)	8,092

Total operating expenses	34,447	(17,528)		16,919

Loss from operations	(18,156)	12,985		(5,171)
Interest and other expense, net	(3,299)	—		(3,299)
Gain on debt extinguishment upon conversion of convertible debt	2,509	—		2,509
Loss on net change in fair value of derivative assets and liabilities	(9,943)	—		(9,943)

Net loss	(28,889)	12,985		(15,904)
Less: Loss attributed to noncontrolling interest in consolidated entities	8,925	(8,925	)(d)	—

Net loss attributed to Verenium Corporation	$(19,964)	$4,060		$(15,904)

Basic and diluted net loss per share	$(2.65)	$0.54		$(2.11)

Weighted average shares used in computing basic and diluted net loss per share	7,546	7,546		7,546

VERENIUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(In thousands, except per share data)

		Pro Forma Adjustments
	Historical	Adjustments Related to Sale of LC Business		Unaudited Pro Forma Statement of Operations
Revenues:
Product	$21,068	$—		$21,068
Grant	7,032	(7,010)		22
Collaborative	2,582	(137)		2,445

Total revenue	30,682	(7,147	)(a)	23,535
Operating expenses
Cost of product revenue	13,205	—		13,205
Research and development	33,947	(30,888	)(b)	3,059
Selling, general and administrative	20,037	(5,327	)(c)	14,710

Total operating expenses	67,189	(36,215)		30,974

Loss from operations	(36,507)	29,068		(7,439)
Interest and other expense, net	(6,413)	—		(6,413)
Gain on debt extinguishment upon conversion of convertible debt	6,118	—		6,118
Gain on net change in fair value of derivative assets and liabilities	3,366	—		3,366

Net loss	(33,436)	29,068		(4,368)
Less: Loss attributed to noncontrolling interest in consolidated entities	16,795	(16,795	)(d)	—

Net loss attributed to Verenium Corporation	$(16,641)	$12,273		$(4,368)

Basic and diluted net loss per share	$(2.48)	$1.83		$(0.65)

Weighted average shares used in computing basic and diluted net loss per share	6,700	6,700		6,700

VERENIUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2010

(In thousands)

		Pro Forma Adjustments
	Historical	Adjustments Related to Sale of LC Business		Unaudited Pro Forma Balance Sheet
ASSETS

Cash and cash equivalents	$16,522	$99,119	(e)	$115,641
Accounts receivable, net	6,829	(129	)(f)	6,700
Inventory, net	2,868	(65	)(f)	2,803
Other current assets	3,884	(1,856	)(f)	2,028
Restricted cash	10,709	(5,709	)(e)	5,000
Property and equipment, net	103,448	(101,237	)(f)	2,211
Other noncurrent assets	2,003	(345	)(f)	1,658

Total assets	$146,263	(10,222)		136,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities, excluding deferred revenue	$18,412	$(6,300	)(f)	$12,112
Deferred revenue	1,598	(278	)(f)	1,320
Convertible notes, at carrying value	105,869	—		105,869
Long term deferred revenue	1,368	(917	)(f)	451
Other long term liabilities	8,862	(8,206	)(f)	656
Total Verenium stockholders’ equity	10,154	5,479	(g)	15,633

Total liabilities, noncontrolling interest and stockholders’ equity	$146,263	$(10,222)		$136,041

(a)	This adjustment is recorded to remove LC Business revenue from the Company’s results from continuing operations, related to collaboration, grants and license agreements that have been assumed by BP.
(b)	This adjustment is recorded to remove LC Business research and development expenses from the Company’s results from continuing operations. Such expenses include both direct project costs and allocated expenses related to the LC Business which were assumed by BP, including all costs related to the San Diego, California facility leases.
(c)	This adjustment is recorded to remove LC Business selling, general and administrative expenses from the Company’s results from continuing operations. The pro forma expenses include non-cash stock-based compensation of $0.3 million and $0.7 million for the three and six months ended June 30, 2010 and $2.3 million and $3.3 million for the three and six months ended June 30, 2009.
(d)	This adjustment is recorded to remove the losses from the Company’s variable interest entity (“VIE”), Galaxy, that were historically attributed to BP, the other party to the VIE.
(e)	This adjustment is recorded to reflect net cash that the Company estimates it would have received as consideration for the sale of the LC Business if the transaction was completed on June 30, 2010. The purchase price of $98.3 million has been reduced by estimated transaction-related expenses, as well as the working capital adjustment at June 30, 2010, as required under the Asset Purchase Agreement. Pursuant to the terms of the Purchase Agreement, $5 million of the $98.3 million purchase price was placed in escrow and is subject to the terms of an escrow agreement to cover the Company’s indemnification obligations for potential breaches of representations and warranties made by the Company in the Purchase Agreement, most of which survive for a period of 18 months following the closing. As a result. the $5 million in escrow is not reflected as an increase in cash and cash equivalents, but rather is shown as restricted cash as of June 30, 2010. This adjustment also reflects the release of $10.7 million in restricted cash as of June 30, 2010 used to secure the outstanding letter of credit under the San Diego, California facility leases, as such leases were assumed by BP.
(f)	These adjustments are recorded to reflect the disposition of the LC Business assets and liabilities as of June 30, 2010 included in the Company’s historical condensed consolidated financial statements.
(g)	This adjustment includes the gain recorded on the sale of the LC Business, assuming the transaction closed on June 30, 2010, and the amount recorded to remove the non-controlling interest in the Company’s VIE, Galaxy, which BP acquired in the transaction.